EXHIBIT 23.2
CONSENT OF HUDDLESTON & CO., INC.
We hereby consent to the references to us and our reserve reports for the years ended December 31, 2005, 2004 and 2003 in Callon Petroleum Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and the incorporation by reference in the current and future effective Registration Statements of Callon Petroleum Company of the reference to us and our reserve reports for the years ended December 31, 2005, 2004 and 2003.

HUDDLESTON & CO., INC.

Peter D. Huddleston, P.E.
President
Houston, Texas
March 3, 2006

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